SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and no tender or exchange offer for the shares of Allergan has commenced at this time. This communication relates to a proposal which Valeant has made for a business combination transaction with Allergan. In furtherance of this proposal, Pershing Square Capital Management, L.P. (“Pershing Square”) has filed preliminary proxy statements with the Securities and Exchange Commission (the “SEC”) on May 13, 2014 and June 2, 2014 (the “preliminary proxy statements”) and Valeant and Pershing Square (and, if a negotiated transaction is agreed, Allergan) may file one or more other proxy statements, registration statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for the preliminary proxy statements or any other proxy statement, registration statement, prospectus, tender or exchange offer document or other document Valeant, Pershing Square and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE PRELIMINARY PROXY STATEMENTS AND ANY OTHER PROXY STATEMENT(s), REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders may obtain free copies of the preliminary proxy statements, and will be able to obtain free copies of these other documents (if and when available) and other documents filed with the SEC by Valeant and/or Pershing Square through the web site maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Valeant and persons related to Valeant who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the additional definitive proxy soliciting materials in respect of Allergan filed with the SEC by Valeant on April 21, 2014 and May 28, 2014. Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the preliminary proxy statements. The additional definitive proxy soliciting material referred to in this paragraph and the preliminary proxy statements can be obtained free of charge from the sources indicated above.

DISCLAIMER

The information in this presentation is for informational purposes only, and this presentation shall not constitute an offer to sell or a solicitation of an offer to purchase any security or investment product, nor does it constitute professional advice. This presentation and the information contained herein is not investment advice or a recommendation or solicitation to buy or sell any securities. All investments involve risk, including the loss of principal. Pershing Square recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead these companies to disagree with Pershing Square’s conclusions. The information contained in this presentation is subject in all respects to the disclosure set forth in the reports filed by Allergan and Valeant with the SEC. Except where otherwise indicated, the information in this presentation speaks only as of the date of this presentation. Permission to quote third-party reports in this presentation has been neither sought nor obtained.

This presentation is not all inclusive and may not contain all of the information that you require in order to evaluate Allergan and Valeant and the transactions described in this presentation. You should review Valeant’s and Allergan’s most recent annual and quarterly reports and other reports filed by Valeant and Allergan with the SEC. You should rely on your own independent analysis to assess the accuracy and completeness of all information contained herein. No representation, warranty or undertaking, expressed or implied, is or will be made and no responsibility or liability is or will be accepted by Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, as to, or in relation to, the accuracy or completeness of the information contained in the presentation, or any other information, errors therein or omissions therefrom.

By presenting this information, none of Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, is providing investment, legal, tax, financial, accounting or other advice to you or to any other party. None of Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, is acting as an advisor or fiduciary in any respect in connection with providing this information.

Funds managed by Pershing Square and its affiliates are invested in Allergan common stock and other securities. Pershing Square manages funds that are in the business of trading — buying and selling — securities and financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding Allergan, Valeant and the proposed Valeant-Allergan business combination. Pershing Square may buy, sell, cover or otherwise change the form of its investment in Allergan for any reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the analyses contained here including, without limitation, the manner or type of any Pershing Square investment.

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures, including but not limited to cash net income and EBIT (collectively, “non-GAAP financial measures”). These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Pershing Square believes that the presentation of these financial measures enhances an investor’s understanding of Valeant’s and Allergan’s financial performance. Pershing Square further believes that these financial measures are useful financial metrics to assess operating performance from period to period by excluding certain items that it believes are not representative of Valeant’s and Allergan’s respective core businesses. Pershing Square also believes that these financial measures provide investors with a useful tool for assessing the comparability between periods of Valeant’s and Allergan’s respective abilities to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Pershing Square believes these financial measures are commonly used by investors to evaluate companies’ performance. However, the use of these non-GAAP financial measures in this presentation may vary from that of other companies in Valeant’s and Allergan’s industry. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP.

Forward-looking Statements

The presentation contains forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Valeant’s offer to acquire Allergan, Valeant’s financing of the proposed transaction, Valeant’s or Allergan’s expected future value and performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operation results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions and include but are not limited to beliefs expressed regarding future performance. These statements are based upon the current expectations and beliefs of Pershing Square and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Valeant’s and/or Allergan’s most recent annual or quarterly reports filed with the SEC and the Canadian Securities Administrators (the “CSA”) and assumptions, risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the CSA. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that Valeant and/or Allergan file from time to time with the SEC or the CSA, and include, but are not limited to:

•	the ultimate outcome of any possible transaction between Valeant and Allergan, including the possibilities that Valeant will not pursue a transaction with Allergan and that Allergan will reject a transaction with Valeant;

•	if a transaction between Valeant and Allergan were to occur, the ultimate outcome and results of integrating the operations of Valeant arid Allergan, the ultimate outcome of Valeant’s pricing and operating strategy applied to Allergan and the ultimate ability to realize synergies;

•	the effects of the business combination of Valeant and Allergan, including the combined company’s future financial condition, operating results, strategy and plans;

•	the effects of governmental regulation on Valeant’s and Allergan’s business or potential business combination transaction;

•	ability to obtain regulatory approvals and meet other closing conditions to the transaction, including all necessary stockholder approvals, on a timely basis;

•	Valeant’s and Allergan’s ability to sustain and grow revenues and cash flow from operations in their respective markets and to maintain and grow their respective customer bases, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the United States and other markets;

•	the impact of competition from other market participants;

•	the development and commercialization of new products;

•	the availability and access, in general, of funds to meet Valeant’s and Allergan’s debt obligations prior to or when they become due and to fund their operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•	Valeant’s and Allergan’s ability to comply with all covenants in their respective indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of their respective other obligations under cross-default provisions; and

•	the risks and uncertainties detailed by Valeant and Allergan with respect to their respective businesses as described in their respective reports and documents filed with the SEC.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. None of Pershing Square or any of its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

* * * * * * *

2 2
Background of the Transaction
In September 2013, we hired Bill Doyle as a Consultant
Massachusetts Institute of Technology; SB Engineering, 1984
Harvard Business School; MBA, 1992
McKinsey & Company; 1992-1995
Johnson & Johnson; 1995-2000
WFD Ventures LLC; 2002-present
In February 2014, Bill Doyle introduced Valeant CEO Mike
Pearson to Pershing Square
Pershing Square begins due diligence on Valeant

Allergan
~$50bn market cap specialty pharmaceutical
company
Leader in aesthetics, dermatology, and
ophthalmology
Pershing Square forms JV with Valeant to assist in
Allergan merger
Between February 25th and April 21st, Pershing
Square acquired 9.7% of Allergan at an average
cost of $128/share representing 28% of capital
measured at cost
On April 22
nd
, Valeant announced offer of $48.30 in
cash and 0.83 shares of Valeant common stock for
each Allergan share, representing approximately
40% premium to the unaffected share price of
$116.63
3 3

4 4
Pershing Square Due Diligence on Valeant
Reviewed public company information for Valeant
On February 9
th
, 2014 we executed a confidentiality agreement with
Valeant, which allowed us to conduct substantial due diligence
In-person meeting with board of directors
Extensive management interviews
Selective local due diligence at the country level
Review of parent and regional business plans
Review of historical and projected organic growth by business unit and region
Review of business development pipeline
Review of R&D pipeline
Review of global tax structure
Review of bear thesis

Highly decentralized
•
Local managers determine product mix, pricing & distribution strategy
•
Culture of cost efficiency
Management incentives aligned with shareholders

Why We Like Valeant
Low % of products
with patent cliffs
Low product
concentration risk
Lower price and
reimbursement risk
Durable Products and
Cash Flows
High-growth
categories
High-growth
geographies
New products
Lower-risk, higher-
return R&D
Platform for
accretive
acquisitions
Share buybacks
Growth Shareholder-Friendly
Capital Allocation
Superior Operating Model
Management is focused
on creating shareholder value

Conservatively underwrite attractive returns
Target 20% unlevered IRR, before tax synergies (est. 30%
after-tax)
Target < 6-year payback
Assign no value to the target’s pipeline
Rapid integration with synergies at or exceeding budget
Have met or exceeded synergy budget on all announced
acquisitions
Typically, ~80% of synergies achieved within first year
6 6
Valeant's Acquisitions Have Created Value
Valeant has a track record of allocating the majority of free cash flow to value-creating acquisitions
Source: Management interviews

Valeant Total Shareholder Return
3,500%
3,000%
2,500%
2,000%
1,500%
1,000%
500%
0%
Feb-08
Aug-08
Feb-09
Aug-09
Feb-10
Aug-10
Feb-11
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
Feb-14

An investment in Valeant shares on the day Mike Pearson became
CEO has appreciated to 26x its initial value in six years including dividend reinvestment
2,649%
Valeant total shareholder return from 2/1/2008 to 5/30/2014
Valeant’s History of Shareholder Value Creation
2/1/08: Mike
Pearson
appointed CEO;
Valeant share
6/20/10:
Announced
merger with
Biovail
9/3/12: Announced
acquisition of
Medicis for $2.6bn
5/27/13:
Announced
acquisition of
Bausch & Lomb
for $8.7bn
Note: Chart shows the total shareholder return with the initial share price indexed to 100% for an investment in Valeant Pharmaceuticals International, the entity that merged into Biovail
Corporation on September 28, 2010. Subsequent to this transaction, Biovail Corporation changed its name to Valeant Pharmaceuticals International, Inc. Chart assumes that the special dividend of $16.77 paid to legacy Valeant shareholders at closing of the merger and the special dividend of $1.00 paid to new Valeant shareholders on December 22, 2010 were both immediately reinvested in new Valeant (fka Biovail) common stock.
4/22/14:
Announced
initial offer to
acquire Allergan

8 8
Structure of the Transaction
Pershing Square and Valeant formed a co-bidder entity
The co-bidder entity was formed with the intent to
Make an investment in Allergan
Assist Valeant in consummating a merger between Valeant and
Allergan
Valeant invested the HSR limit of $75.9mm and Pershing
Square contributed 100% of the entity’s remaining capital

9 9
Allergan Investment Thesis
Allergan has a strong track record of organic growth driven by a portfolio of market leading products, including the fast-growing Botox franchise
Allergan has a poor track record of capital allocation and cost management
Given the strategic overlap between Valeant and Allergan’s product portfolios and Valeant’s superior cost structure, operating model and capital allocation strategy, we believe a merger between Valeant and
Allergan has the potential to create enormous shareholder value
Limited downside
We invested in Allergan at a valuation that reflected the fair value of the business, assuming no improvements in operations or a transaction
Strategic rationale of a Valeant/Allergan merger

$167
Stock price performance of AGN from 2/25/2014 to 5/30/2014
Note: The performance of AGN’s stock price is provided for illustrative purposes only and is not an indication of future returns of the Pershing Square funds.
Allergan: Timeline of Events
________________________________________________
Source: Bloomberg.
(1) Calculated from February 25, 2014 through May 30, 2014.
2/25/14: Pershing
Square begins
its purchases of
AGN shares
4/11/14: Pershing
Square begins its
rapid accumulation
program
4/22/14: Valeant
announces offer to
acquire AGN for 0.83
VRX shares and $48.30
per share in cash
5/12/14: AGN Board
rejects initial VRX offer
5/28/14: VRX raises
offer to include
$58.30 per share in
cash and adds a
contingent value
right for DARPin
5/30/14: VRX raises offer to include
$72.00 per share in cash, with
Pershing Square accepting 100% of
its consideration in VRX stock
based on May 29 closing prices

May 30
th
Revised Offer
Increased cash from $58.30 to $72 per share of Allergan
Allergan shareholders will also receive 0.83 shares of Valeant for each share of Allergan
On May 30
th
Valeant Revised Its Offer to Allergan Shareholders
Pershing Square’s All-Stock Election
On May 30
th
, conditioned on Valeant increasing its offer, Pershing
Square agreed to receive 100% equity consideration in a merger
Pershing Square will receive 1.22659 shares of Valeant for each of its Allergan shares and no cash in the event the transaction closes

Pershing Square’s All-Stock Election Improves
Terms of the Transaction for Others
Pershing Square’s stock election increases cash available for other shareholders by $6.65 per share
Valeant has agreed to distribute $20bn of cash consideration to
Allergan shareholders
As an owner of 9.5%
(1)
of Allergan’s shares, Pershing Square’s
all-stock election increases the amount of cash available to other shareholders by $1.8bn or $6.65 per share
(1) 9.5% represents the total shares owned less the shares that Pershing Square owns on behalf of Valeant.

Why Pershing Square Agreed To Elect All Stock
By agreeing to convert our shares to Valeant stock at current prices, in substance, we are purchasing almost 50% more shares of
Valeant at the current market price, and foregoing the cash
consideration in the Valeant deal
Pershing Square has confidence in the value creation opportunity of the combination
All-stock election creates greater value for non-Pershing Allergan shareholders
$587mm of immediate value contribution
$1.8bn ($6.65 per share) increase in cash available to other shareholders
Likely increases probability of transaction consummation and reduces time to closure

14 14
Pershing Square’s Stock Election
Demonstrates Confidence in the Transaction
Valued at Valeant’s May 30
th
closing price, Pershing Square’s all
stock election is worth $19.96 per share less than the cash and stock proposal offered to other Allergan shareholders
Pershing
Square
All Stock
Cash +
Stock
Pershing Square’s election is
worth a substantial discount
to the cash & stock proposal
offered to other investors
Equity Consideration
Calculation
Ratio of the May 29
th
closing
stock prices of Valeant and
Allergan

1
Source = Management estimate Valeant June 2nd
presentation,
2
Source = Management estimate Valeant May 28th
presentation

By Electing All-Stock, Pershing Square is Better
Off if Valeant is >$180 at the Time of Closing
If Valeant’s stock price is >$180 at the close of the transaction,
Pershing Square’s all-stock election will be more valuable than the cash and stock proposal offered to other shareholders
Pershing
Square
All Stock
Cash +
Stock
Pershing Square’s stock election
is worth the same as the cash &
stock proposal offered to other
investors
Equity Consideration
Calculation
$10.85 x 16.8 p/e = $182 per share
Blended Unaffected 2014 P/E Multiple = 16.8x
2
Pro-Forma 2014 EPS = $10.85
1

Favorable Risk/Reward At Current Allergan Prices
Given the superior value of Valeant’s May 30
th
proposal, we believe
it is very unlikely that Allergan remains an independent company
The “Standalone” option is unlikely
The “White Knight” possibility
While we believe it is unlikely, it is possible that a third party could make an offer that is superior to the Valeant proposal
If a third-party deal is consummated, we are required to share 15%
of our profit with Valeant
The Valeant transaction offers substantial upside
At $182
(1)
per Valeant share, the Pershing Square all-stock election
is worth $222 per Allergan share, or 33% more than the current
Allergan stock price
(1) Unaffected 2014 EPS multiple of 16.8x sourced from Valeant’s May 28 th
presentation. 2014 Pro-Forma EPS estimate of $10.73 id based on adjustments to Valeant’s May 28 th
presentation to account for
revised transaction terms. Valeant’s Unaffected stock price of $116.63 is AGN’s share price the day before Pershing began its rapid accumulation program

Yesterday, June 2, 2014, Pershing Square Launched
the Special Meeting Solicitation Process
June 2
nd
: Preliminary proxy filed with SEC
June 12
th
– June 22
nd
: SEC comment period (10 – 20 days)
June 14
th
– June 24
th
: Proxy materials printed (2 days)
June 16
th
– June 26
th
: Proxy materials mailed (2 days)
June 30
th
– July 24
th
: Special Meeting solicitation and delivery of 25+%
support to company (2 to 4 weeks); contemporaneously, file Special
Meeting proxy with SEC (10 – 20 day comment period)
July 7
th
– July 31
st
: Company confirms solicitation is compliant (1 week)
Special Meeting Date
We believe the earliest date allowing for shareholders to properly consider the Special Meeting proxy would be one month after the company confirms our solicitation: Aug 7
th
– Sept 1
st
The company can delay the Special Meeting up to 120 days, a delay of up to Nov. 4
th
- Nov. 28
th